EXHIBIT 32

    Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Yosemite Mortgage Fund II, LLC (the "Issuer") on Form 10-KSB/A for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on or about the date hereof, I, Steven M. Pontes, General Manager of MFP Management LLC, the Manager of the Issuer, and the equivalent of the chief executive officer and chief financial officer of the Issuer, certify that the Report on Form 10-KSB containing the financial statements of the Issuer fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date:   March 18, 2005



 /s/ Steven M. Pontes
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Steven M. Pontes, General Manager,
MFP Management LLC, Manager